SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 15, 2003

Wachovia Corporation

(Exact name of registrant as specified in its charter)

North Carolina	1-10000	56-0898180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Wachovia Center Charlotte, North Carolina	28288-0013
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (704) 374-6565

(Former name or former address, if changed since last report.)

Item 11. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

Wachovia Corporation has notified its directors and executive officers of a blackout period during which participants in the Wachovia Corporation Savings Plan will be unable to effect transactions relating to Wachovia Corporation common stock, $3.33 1/3 par value. The blackout period is expected to begin on October 1, 2003 at 4:00 p.m. Eastern Time and end on October 6, 2003 at 7:00 a.m. Eastern Time. The blackout period is necessary because several of the investment fund options in the Wachovia Corporation Savings Plan are being changed. Since Wachovia Corporation administers the Wachovia Corporation Savings Plan, the notice pursuant to section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974 has not been sent.

Inquiries about the blackout period should be directed to Wayne McChesney, Senior Vice President and Assistant General Counsel or Ross E. Jeffries, Jr., Senior Vice President and Assistant General Counsel; Wachovia Corporation; 301 S. College Street, Charlotte, North Carolina, 28288-0630.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WACHOVIA CORPORATION

Date: September 15, 2003	By:	/s/ Robert P. Kelly
	Name:	Robert P. Kelly
	Title:	Senior Executive Vice President and Chief Financial Officer

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